Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-212600, 333-214258, 333-221214, 333-235422, 333-254225 and 333-264248) and on Form S-3 (No. 333-251010) of Zedge, Inc. of our report dated June 23, 2022 relating to the financial statements of GuruShots Ltd., which appears in this Current Report on Form 8-K.

/s/ Kesselman & Kesselman

Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited

Tel Aviv, Israel

June 23, 2022